ROSS MILLER

Filed in the office of

Document Number

Secretary of State

/s/ Ross Miller

20070094021-85

204 North Carson Street, Ste 1

Ross Miller

Filing Date and Time

Carson City, Nevada 89701-4299

Secretary of State

02/08/2007 3:20 PM

(775) 684-5708

State of Nevada

Entity Number

Website:  secretaryofstate.biz

C1176-1986

CERTIFICATE OF AMENDMENT

(PURSUANT TO NRS. 78.385 and 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate Of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 AND 78.390-After Issuance of Stock)

1.

Name of corporation:

IVISION GROUP LTD.

2.

The articles have been amended as follows (provide article numbers, if available):

The name of the corporation is hereby changed to:

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.

3.

The vote by which the stockholders holding shares in the Corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

50,000,000

4.

Effective date of filing (optional):

                                         (must not be later than 90 days after the certificate is filed)

5.

Officer Signature (required):  /s/ Michel Bourbonnais

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.  See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2007

Revised on: 01/01/2007